                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14a
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant    [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary proxy statement              [ ]  Confidential, for use of the
                                                  Commission only (as permitted
                                                  by Rule 14a-6(e)(2))

[X] Definitive proxy statement

[ ] Definitive additional materials

[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                             Books-A-Million, Inc.
 ------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

 ------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

The filing fee of $_______ was calculated on the basis of the information that follows:

1.       Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

2.       Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         -----------------------------------------------------------------------

4.       Proposed maximum Aggregate value of transaction:

         -----------------------------------------------------------------------

                                 BOOKS-A-MILLION

                                                                  April 27, 2006

Dear Stockholder:

      You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Books-A-Million, Inc., which will be held at 10:00 a.m. on Thursday, June 8, 2006, at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama 35203.

      The principal business of the meeting will be to (i) elect a class of directors to serve a three-year term expiring in 2009; (ii) approve an amendment to increase the shares available under the 2005 Incentive Award Plan; and (iii) transact such other business as may properly come before the meeting. During the meeting, we will also review the results of the past fiscal year and report on significant aspects of our operations during the first quarter of fiscal 2007.

      Regardless of whether you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card in the postage-prepaid envelope provided so that your shares will be voted at the meeting. If you decide to attend the meeting, you may, of course, revoke your proxy and personally cast your votes.

                                              Sincerely yours,

                                              /s/ Clyde B. Anderson
                                              ---------------------------------
                                              Clyde B. Anderson
                                              Executive Chairman of the Board

                              BOOKS-A-MILLION, INC.
                               402 INDUSTRIAL LANE
                            BIRMINGHAM, ALABAMA 35211

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

      You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Books-A-Million, Inc., which will be held at 10:00 a.m. on Thursday, June 8, 2006, at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama 35203. The meeting is called for the following purposes:

      (1) To elect a class of directors for a three-year term expiring in 2009;

      (2) To approve an amendment to increase the shares available under the 2005 Inventive Award Plan; and

      (3) To transact such other business as may properly come before the meeting.

      The Board of Directors has fixed the close of business on April 10, 2006 as the record date for the purpose of determining the stockholders who are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

                                By Order of the Board of Directors,

                                /s/ Sandra B. Cochran
                                ------------------------------------------------
                                Sandra B. Cochran
                                President, Chief Executive Officer and Secretary

April 27, 2006
Birmingham, Alabama

      REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD SO THAT YOUR SHARES WILL BE REPRESENTED. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES PERSONALLY IF YOU DESIRE.

                              BOOKS-A-MILLION, INC.
                               402 Industrial Lane
                            Birmingham, Alabama 35211

                                 PROXY STATEMENT

      This Proxy Statement is furnished by and on behalf of the Board of Directors of Books-A-Million, Inc. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. on Thursday, June 8, 2006, at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama 35203 and at any adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement and the enclosed proxy card will be first mailed on or about April 27, 2006 to the Company's stockholders of record on the Record Date, as defined below.

     THE BOARD OF DIRECTORS URGES YOU TO COMPLETE, SIGN, DATE AND RETURN THE
         ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED.

                             SHARES ENTITLED TO VOTE

      Proxies will be voted as specified by the stockholder or stockholders granting the proxy. Unless contrary instructions are specified, if the enclosed proxy card is executed and returned (and not revoked) prior to the Annual Meeting, the shares of common stock, $.01 par value per share (the "Common Stock"), of the Company represented thereby will be voted FOR the election as director of the nominees listed in this Proxy Statement and FOR the approval of the amendment to increase shares available in the 2005 Incentive Award Plan. The submission of a signed proxy will not affect a stockholder's right to attend and to vote in person at the Annual Meeting. A stockholder who executes a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company either a written revocation or an executed proxy bearing a later date or by attending and voting in person at the Annual Meeting.

      Only holders of record of Common Stock as of the close of business on April 10, 2006 (the "Record Date") will be entitled to vote at the Annual Meeting. As of the close of business on the Record Date, there were 16,569,577 shares of Common Stock (the "Shares") outstanding. Holders of Shares authorized to vote are entitled to cast one vote per Share on all matters. The holders of a majority of the Shares entitled to vote must be present or represented by proxy to constitute a quorum. Shares as to which authority to vote is withheld and abstentions are counted in determining whether a quorum exists.

      Under Delaware law and the Company's by-laws, directors are elected by the affirmative vote, in person or by proxy, of a plurality of the shares entitled to vote in the election at a meeting at which a quorum is present. Only votes actually cast will be counted for the purpose of determining whether a particular nominee received more votes than the persons, if any, nominated for the same seat on the Board of Directors.

      Approval of any other matters that may properly come before the Annual Meeting, requires the affirmative vote of a majority of the Shares represented in person or by proxy and entitled to vote on such matter at a meeting at which a quorum is present. Abstentions, votes withheld and, unless a broker's authority to vote on a particular matter is limited, shares held in street name that are not voted are counted in determining the votes present at a meeting and entitled to vote, such as for quorum purposes. Abstentions will be counted in determining the minimum number of votes required for approval and will, therefore, have the effect of votes against such proposal. However, a share that is held in street name that is not voted because the broker's authority to vote on that matter is limited and the broker did not receive direction on how to vote the share on that matter from the beneficial owner (a "broker non-vote") is not considered entitled to vote and is thus not calculated as a vote cast at a meeting (either for or against the proposal). Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have discretion to vote such shares on routine matters including the election of directors, increases in authorized common stock for general corporate purposes and ratification of auditors. Non-routine matters include amendments to stock plans.

      With respect to any other matters that may come before the Annual Meeting, if proxies are executed and returned, such proxies will be voted in a manner deemed by the proxy representatives named therein to be in the best interests of the Company and its stockholders.

                       PROPOSAL I - ELECTION OF DIRECTORS

      The Board of Directors of the Company is divided into three classes of directors serving staggered terms of office. Upon the expiration of the term of office of a class of directors, the nominees for that class are elected for a term of three years to serve until the election and qualification of their successors. The current terms of Mr. Clyde B. Anderson and Mr. Ronald G. Bruno expire upon the election and qualification of the directors to be elected at this Annual Meeting. The Board of Directors has nominated Mr. Clyde B. Anderson and Mr. Ronald G. Bruno for re-election to the Board of Directors at the Annual Meeting, to serve until the 2009 annual meeting of stockholders and until their successors are duly elected and qualified.

      The Board of Directors has increased the size of the Board from 6 to 7, and nominated Ms. Sandra B. Cochran for election to the new board seat for the class of directors that will serve until the 2009 annual meeting and until their successors are elected and duly qualified.

      All Shares represented by properly executed proxies received in response to this solicitation will be voted for the election of the directors as specified therein by the stockholders. Unless otherwise specified in the proxy, it is the intention of the persons named on the enclosed proxy card to vote FOR the election of Mr. Clyde B. Anderson, Mr. Ronald G. Bruno and Sandra B. Cochran to the Board of Directors. Mr. Anderson, Mr. Bruno and Ms. Cochran have consented to serve as directors of the Company if elected. If at the time of the Annual Meeting, Mr. Anderson, Mr. Bruno or Ms. Cochran are unable or decline to serve as a director, the discretionary authority provided in the enclosed proxy card will be exercised to vote for a substitute candidate designated by the Board of Directors. The Board of Directors has no reason to believe that Mr. Anderson, Mr. Bruno or Ms. Cochran will be unable or will decline to serve as a director.

      Stockholders may withhold their votes from a nominee by so indicating in the space provided on the enclosed proxy card.

      Set forth below is certain information furnished to the Company by Mr. Anderson, Mr. Bruno, Ms. Cochran and by each of the incumbent directors whose terms will continue following the Annual Meeting.

            THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION AS DIRECTOR OF THE NOMINEES NAMED ABOVE.

NOMINEE FOR ELECTION - TERM EXPIRING 2009

CLYDE B. ANDERSON
Age: 45

      Clyde B. Anderson has served as Executive Chairman of the Board of Directors since February 2004 and has served as a director of the Company since August 1987. Mr. Anderson served as the Chairman of the Board of Directors from January 2000 until February 2004 and also served as the Chief Executive Officer of the Company from July 1992 until February 2004. Mr. Anderson also served as the President of the Company from November 1987 to August 1999. From November 1987 to March 1994, Mr. Anderson also served as the Company's Chief Operating Officer. Mr. Anderson serves on the Board of Directors of Hibbett Sporting Goods, Inc., a sporting goods retailer. Mr. Anderson is the brother of Terry C. Anderson, a member of the Company's Board of Directors.

RONALD G. BRUNO
Age: 54

      Ronald G. Bruno has served as the President of Bruno Capital Management Corporation, an investment company, since September 1995 and has served as a director of the Company since September 1992. Formerly, Mr. Bruno served as the Chairman and Chief Executive Officer of Bruno's Supermarkets, Inc., a supermarket retailing chain. Mr. Bruno is a director of Russell Corporation, a sports apparel manufacturing company.

SANDRA B. COCHRAN

Age: 47

      Sandra B. Cochran was appointed to the position of Chief Executive Officer in February 2004, in addition to her duties as President and Secretary. Ms. Cochran has served as President of the Company since August 1999 and Secretary since June 1998. Ms. Cochran served as the Company's Executive Vice President from February 1996 to August 1999 and as its Chief Financial Officer from September 1993 to August 1999. Ms. Cochran previously served as Vice President and Assistant Secretary of the Company from August 1992 to September 1993. Prior to joining the Company, Ms. Cochran served as a Vice President (as well as in other capacities) of SunTrust Securities, Inc., a subsidiary of SunTrust Banks, Inc. for more than five years. Sandra B. Cochran serves as an officer and a board member of certain affiliated companies.

INCUMBENT DIRECTORS - TERM EXPIRING 2007

J. BARRY MASON
Age: 65

      J. Barry Mason has served as a director of the Company since April 1998. Dr. Mason has held the positions of Dean and Thomas D. Russell Professor of Business Administration at the Culverhouse College of Commerce, The University of Alabama since 1988. Dr. Mason also served as the Interim President of The University of Alabama during 2002 - 2003.

WILLIAM H. ROGERS, JR.
Age: 48

      William H. Rogers, Jr. has served as a director of the Company since November 2000. Mr. Rogers serves as Executive Vice President responsible for the Wealth & Investment Management, Commercial, and Mortgage Lines of Business, SunTrust Banks, Incorporated. He has held various other positions with SunTrust since 1980. Mr. Rogers is a director of SunTrust Capital Markets, an investment banking firm.

INCUMBENT DIRECTORS - TERM EXPIRING 2008

TERRY C. ANDERSON
Age: 48

      Terry C. Anderson has served as a director of the Company since April 1998. Mr. Anderson serves as the President and Chief Executive Officer of American Promotional Events, Inc., an importer and wholesaler of pyrotechnics, since July 1988. Mr. Anderson is the brother of Clyde B. Anderson, the Executive Chairman of the Company's Board of Directors.

ALBERT C. JOHNSON
Age: 61

      Albert C. Johnson has served as director of the Company since August 2005. Mr. Johnson is an independent financial consultant and a retired CPA. He retired from Arthur Andersen LLP in 1994 after a 30-year career. Mr. Johnson most recently served as Senior Vice President and Chief Financial Officer of Dunn Investment Company from 1994 to 1998. He also is a director of Regions Morgan Keegan Mutual Funds.

                                   PROPOSAL II
                  APPROVAL OF THE AMENDMENT TO INCREASE SHARES
                               AVAILABLE UNDER THE
                 BOOKS-A-MILLION, INC. 2005 INCENTIVE AWARD PLAN

      The purpose of the Books-A-Million, Inc. 2005 Incentive Award Plan (the "Incentive Plan") is to promote the success and enhance the value of the Company by linking the personal interests of members of the Board of Directors, employees and consultants to those of Company stockholders and by providing individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Incentive Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board of Directors, employees and consultants upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent. The Board of Directors feels that the Incentive Plan has proved to be of substantial value in stimulating the efforts of the members of the Board of Directors, employees and consultants by increasing their ownership stake in the Company.

      In light of the Company's continued growth, the number of shares remaining for issuance under the Incentive Plan is insufficient to provide adequately for the continued participation of members of the Board of Directors, employees and consultants in the Incentive Plan in future years. The Incentive Plan currently provides for up to 300,000 shares of Common Stock to be issued to members of the Board of Directors, employees and consultants. As of March 30, 2006, 209,623 restricted shares of the Company's Common Stock (net of forfeitures) had been granted under the Incentive Plan, leaving only 90,377 shares available for additional grants. Accordingly, on March 30, 2006, the Compensation Committee (the "Committee") of the Board of Directors adopted an amendment to the Incentive Plan, subject to shareholder approval, to increase the number of shares available for issuance under the Incentive Plan by an additional 300,000 shares of Common Stock.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE
              AMENDMENT TO THE COMPANY'S 2005 INCENTIVE AWARD PLAN

                  INFORMATION CONCERNING THE BOARD OF DIRECTORS

      The Company's Board of Directors held eight meetings during the Company's fiscal year ended January 28, 2006 ("fiscal 2006"). The Board has an Audit Committee, a Compensation Committee and a Nominating Committee. Each director attended at least 75% of the meetings of the Board and the committees of the Board on which he served.

      Directors are encouraged to attend annual meetings of Books-A-Million stockholders. All Directors were present at the last annual meeting of stockholders.

      Board Independence. The Board of Directors currently has six members, four of whom are independent within the meaning of the NASDAQ Stock Market, Inc. independence standards.

      On March 30, 2006, the Board increased the size of the Board from six to seven, by increasing the number of directors whose term will expire in 2009 from two to three.

      Committees of the Board of Directors. The Audit Committee consists of Messrs. J. Barry Mason, Ronald G. Bruno, Albert C. Johnson and William H. Rogers, Jr. J. Barry Mason served as chair of the committee during fiscal 2006; as of March 30, 2006, Albert C. Johnson became the chair of this committee. The responsibilities of the Audit Committee include, in addition to such other duties as the Board may specify, appointing independent auditors, reviewing with the independent auditors the scope and results of the audit engagement, monitoring the Company's financial policies and control procedures and reviewing and monitoring the performance of non-audit services by the Company's auditors. The Audit Committee held thirteen meetings in fiscal 2006.

      The Board of Directors has determined that each of the members of the Audit Committee are independent directors, as defined by the Audit Committee Charter and the NASDAQ National Market. The Audit Committee acts under a written charter first adopted in 1992 and last updated on March 15, 2006. The updated Audit Committee charter is attached as Appendix A. The Audit Committee Charter is also available free of charge on the Company's website at www.booksamillioninc.com. The Board of Directors has determined that Mr. Albert
C. Johnson is qualified as an audit committee financial expert.

      Mr. Johnson's background and description of positions are summarized in the section "Incumbent Directors - Term Expiring 2008" on page 4 of this proxy. Mr. Johnson was a practicing CPA and auditor with Arthur Andersen LLP for approximately 30 years, where he served many public companies and several retail clients. He retired in 1994 from Arthur Andersen, as the Managing Partner of the firm's Birmingham office and head of the Audit Practice, in which capacities he oversaw the administrative and financial operations of the office and Audit Practice. He then became Senior Vice President and CFO of Dunn Investment Company, where he supervised the financial operations of three operating divisions. He currently is an independent financial consultant and sits on the Boards of Directors of several private and public companies. Mr. Johnson's extensive background in business, finance and accounting provides him with strong financial skills for use in his role on the Company's Audit Committee.

      The Compensation Committee consists of Messrs. William H. Rogers Jr., Chairman of the Committee, J. Barry Mason and Ronald G. Bruno. The responsibilities of the Compensation Committee include, in addition to such other duties as the Board may specify, establishing salaries, bonuses and other compensation for the Company's executive officers and administering the Company's Stock Option Plan, Employee Stock Purchase Plan, Executive Incentive Plan (the "Incentive Plan"), the 2005 Incentive Award Plan, the Executive Deferred Compensation Plan and the Director's Deferred Compensation Plan. The Compensation Committee held three meetings in fiscal 2006.

      The Nominating Committee consists of Messrs. Ronald G. Bruno, Chairman of the Committee, J. Barry Mason and William H. Rogers, Jr. The responsibilities of the Nominating Committee include, in addition to such other duties as the Board may specify, developing and reviewing background information for candidates for the Board of Directors, and making recommendations to the Board regarding such candidates. The Nominating Committee held one meeting in fiscal 2006.

      The Board of Directors has determined that the members of the Nominating Committee are independent directors, as defined by the Nominating Committee Charter and the NASDAQ National Market. The Nominating Committee acts under a written charter first adopted in 2004. The Nominating Committee charter is available free of charge on the Company's website at www.booksamillioninc.com.

      Stockholder Nominations of Director Candidates. The bylaws of the Company provide that any stockholder entitled to vote on the election of directors at a meeting called for such purpose may nominate persons for election to the Board by following the procedures set forth in the section titled "Notice of Stockholder Nominees." You may contact the Books-A-Million Corporate Secretary at the Company's executive offices for a free copy of the Company's bylaws.

      Identifying and Evaluating Nominees for Directors. The Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating Committee through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating Committee, and may be considered at any point during the year. The Nominating Committee will consider suggestions from stockholders for nominees for election as directors. Stockholders who wish to submit a proposed nominee to the Nominating Committee should send written notice to Mr. Ronald G. Bruno, Nominating Committee Chairman, Books-A-Million, Inc., 402 Industrial Lane, Birmingham, Alabama 35211.

      Such notice should set forth all information relating to such nominee as is required to be disclosed in solicitations of proxies for elections of directors pursuant to Regulation 14A under the Exchange Act, including such person's written consent to being named in the Proxy Statement as a nominee and to serve as a director if elected, the name and address of such stockholder or beneficial owner on whose behalf the proposed nomination is being made, and the class and number of shares of the Company owned beneficially and of record by such stockholder or beneficial owner. The Nominating Committee will consider nominees suggested by stockholders on the same terms as nominees provided by search firms or other parties. The Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

      The Nominating Committee believes that nominees for election to the Board must possess certain minimum qualifications and attributes. The nominee: 1) must exhibit strong personal integrity, character and ethics, and a commitment to ethical business and accounting practices, 2) must not serve on more than two other public company boards, 3) must not be involved in on-going litigation with the Company or be employed by an entity which is engaged in such litigation, and
4) must not be the subject of any on-going criminal investigations, including investigations for fraud or financial misconduct.

      Compensation of Directors. Directors who are not employees of the Company ("Non-Employee Directors") receive an annual retainer fee of $25,000 and an attendance fee of $1,000 for each Board, Compensation and Nominating Committee meeting attended, as well as reimbursement of all out-of-pocket expenses incurred in attending all such meetings. Audit Committee members receive $2,000 per meeting attended and the Chairman of the Audit Committee receives $3,000 per meeting, as well as reimbursement of all out-of-pocket expenses incurred in attending all such meetings.

      In addition, the Company's Non-Employee Directors are eligible to receive formula grants of restricted stock under the Company's Restricted Stock Plan. Under the Company's Restricted Stock Plan, each director who is not an employee of the Company or its subsidiary is, on the first day he serves as a director, granted 3,333 shares of Common Stock from the Company at the fair market value (as defined in the Restricted Stock Plan) of such Common Stock on such date. These shares will vest in three equal installments on the first, second, and third anniversaries of the effective date of the initial award. Further, each such director who is serving as a director on the date of the annual meeting and who has served as a director for more than eleven consecutive months shall be granted 2,000 shares of Common Stock from the Company at the fair market value of the Common Stock on such date. These shares will vest in three equal installments on the first, second, and third anniversaries of the effective date of the initial award. Any award which is not vested upon the Participant's termination of employment shall there upon be forfeited immediately and without any further action by the company.

      Director's Deferred Compensation Plan. During fiscal 2006, the Board has also adopted the Books-A-Million, Inc. Directors' Deferred Compensation Plan (the "Directors' Deferred Compensation Plan"). The Directors' Deferred Compensation Plan provides the Non-Employee Directors with the opportunity to defer the receipt of certain amounts payable for serving as a member of the Board (the "Fees"). A Non-Employee Director's Fee deferrals are credited to the Non-Employee Director's bookkeeping account (the "Account") maintained under the Directors' Deferred Compensation Plan. Each participating Non-Employee Director's Account is credited with a deemed rate of interest and/or earnings or losses depending upon the investment performance of the deemed investment option.

      With certain exceptions, a participating Non-Employee Director's Account will be paid after the earlier of: (1) a fixed payment date, as elected by the participating Non-Employee Director (if any); or (2) the participating Non-Employee Director's separation from service on the Board. The participating Non-Employee Director may generally elect that payments be made in a single sum or installments in the year specified by the participating Non-Employee Director or upon the Non-Employee Director's separation from service on the Board. Additionally, a participating Non-Employee Director may elect to receive payment upon a Change of Control, as defined in, and to the extent permitted by, Section 409A of the Internal Revenue Code of 1986, as amended.

      Communication with Directors. Individuals may communicate with the Board by submitting the communication to the Company's executive offices at 402 Industrial Lane, Birmingham, Alabama 35211. The communication should be directed to: Internal Auditor. The Company's Internal Auditor reports directly to the Audit Committee of the Board of Directors, and will immediately communicate the information to the Audit Committee and / or all members of the Board.

AUDITOR FEES AND SERVICES

      Upon the recommendation of the Audit Committee of the Board of Directors of the Company, Deloitte & Touche LLP ("Deloitte") was dismissed as the Company's independent auditor effective April 29, 2005. Deloitte served as the Company's independent auditor for fiscal years 2003, 2004 and 2005. The reports of Deloitte for those fiscal years did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During those fiscal years and for fiscal year 2006 through April 29, 2005 there were no (A) disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to such disagreements in its reports provided to the Company; and (B) reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

      Effective April 29, 2005, the Company's Audit Committee engaged Grant Thornton LLP to audit the Company's financial statements for the fiscal year ending on January 28, 2006. Prior to the engagement of Grant Thornton LLP, neither the Company nor anyone on behalf of the Company had consulted with Grant Thornton LLP during the Company's two most recent fiscal years and for fiscal year 2006 through April 29, 2005 in any matter regarding either: (A) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither was a written report nor oral advice provided to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (B) any matter which was the subject of either a disagreement or a reportable event, as each are defined in Item 304(a)(1)(iv) and (v) of Regulation S-K, respectively.

      The Audit Committee of the Board of Directors selected Grant Thornton LLP to serve as the Company's independent registered public accounting firm for the 2006 fiscal year. Deloitte & Touche LLP served as the Company's independent registered public accounting firm for fiscal years 2003, 2004 and 2005. Representatives of Grant Thornton LLP are expected to be present at the annual meeting. They will be provided an opportunity to make a statement if they desire to do so and they will be available to respond to appropriate questions.

      The following table shows the fees paid or accrued, including out-of-pocket expenses, by the Company for the audit provided by Grant Thornton LLP for fiscal year 2006 and Deloitte & Touche LLP for fiscal year 2005:

       FEES                   2006           2005
---------------------      ----------     ----------
Audit Fees (1)             $1,042,098     $  330,873
Audit-related Fees (2)         46,398         21,000
Tax Fees (3)                   13,574         30,820
All Other Fees (4)                  0              0
                           ----------     ----------
Total                      $1,102,070     $  382,693
                           ==========     ==========

(1) Audit fees represent fees for professional services provided in connection with the audit of the Company's financial statements and review of quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2) Audit-related fees represent the aggregate fees billed during the past two years for assurance and related services by the principal accountants that are reasonably related to their performance of the audit or review of the Company's financial statements that are not covered by the prior item.

(3) Tax fees principally included tax compliance fees and tax advice and planning fees.

(4) All other fees for products and services rendered in the past two years that are not already disclosed pursuant to prior three items.

      The Audit Committee has required that a majority of its members pre-approve all audit-related and non-audit services not prohibited by law to be performed by the Company's independent auditors.

      The Audit Committee has considered whether the provision of non-audit services by the Company's independent registered public accounting firm is compatible with maintaining the independent registered public accounting firm's independence, and believes that the provision of such services is compatible.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee is comprised of four directors, all of whom have been determined to be independent by the Board as defined by the NASDAQ National Market and the Securities and Exchange Commission. The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee's charter is available on the Company's website at www.booksamillioninc.com or to any stockholder otherwise requesting a copy.

      The members of the Audit Committee are Messrs. Albert C. Johnson (Chairman), J. Barry Mason, Ronald G. Bruno and William H. Rogers. The Board has determined that Mr. Johnson is an audit committee financial expert as defined by the Securities and Exchange Commission.

      The primary function of the Audit Committee is to provide advice with respect to the Company's financial matters and to assist the Board of Directors in fulfilling its oversight responsibilities regarding (i) the quality and integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the qualifications and independence of the independent registered public accounting firm serving as auditors of the

Company and (iv) the performance of the Company's internal audit function and the independent registered public accounting firm. The Audit Committee's primary duties and responsibilities relate to:

      a. maintenance by management of the reliability and integrity of the accounting policies and financial reporting and financial disclosure practices of the Company;

      b. establishment and maintenance by management of processes to assure that an adequate system of internal controls is functioning within the Company; and

      c. retention and termination of the independent registered public accounting firm.

      Management is responsible for the Company's internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with U.S. generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

      The Audit Committee held thirteen meetings during fiscal 2006, including regular meetings in conjunction with the close of each fiscal quarter during which the Audit Committee reviewed and discussed the Company's financial statements with management and Grant Thornton LLP, its independent registered public accounting firm.

      The Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended January 28, 2006 with the Company's management, and management represented to the Audit Committee that the Company's financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee discussed with Grant Thornton LLP matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61 (Communication with Audit Committees) as amended by SAS No. 91.

      The Audit Committee received the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Audit Committee discussed with Grant Thornton LLP its independence from the Company. It considered the non-audit services provided by Grant Thornton LLP and determined that the services provided are compatible with maintaining Grant Thornton LLP's independence. The Audit Committee approved 100% of all audit, audit related, tax and other services provided by Grant Thornton LLP for the fiscal year ended January 28, 2006. The total fees paid to Grant Thornton LLP for the fiscal year 2006 is described above under "Auditor Fees and Services."

      Based on the Audit Committee's discussions with management and the independent registered public accounting firm, the Audit Committee's review of the representation of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 28, 2006 for filing with the Securities and Exchange Commission.

      By the Audit Committee of the Board of Directors:
            Albert C. Johnson, Chairman
            J. Barry Mason
            Ronald G. Bruno
            William H. Rogers, Jr.

CODE OF CONDUCT

      The Company has adopted a code of business conduct and ethics for all directors, officers (including the Company's principal executive officer, principal financial officer and controller) and employees. The Company's Code of Business Conduct is available free of charge on the Company's website at www.booksamillioninc.com. Stockholders may also request a free copy of the Code of Business Conduct by writing to the attention of Investor Relations at the Company's executive offices at 402 Industrial Lane, Birmingham, Alabama 35211.

BENEFICIAL OWNERSHIP OF COMMON STOCK

      The following table sets forth information concerning the beneficial ownership of Common Stock of the Company of (i) those persons known by management of the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) the directors of the Company, (iii) the executive officers named in the Summary Compensation Table included elsewhere herein and
(iv) all current directors and executive officers as a group. Such information is provided as of March 1, 2006. The outstanding Common Stock of the Company on March 1, 2006 was 16,402,272 shares. According to rules adopted by the SEC, a person is the "beneficial owner" of securities if he or she has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant, right of conversion of a security or otherwise. Except as otherwise noted, the indicated owners have sole voting and investment power with respect to shares beneficially owned. An asterisk in the percent of class column indicates beneficial ownership of less than 1% percent of the outstanding Common Stock.

                                                                      Amount and Nature of
Name of Beneficial Owner                                              Beneficial Ownership   Percent of Class
Charles C. Anderson(1/)                                                  2,611,373 (2/)             15.5%
Clyde B. Anderson(3/)                                                    1,974,527 (4)              12.0
Joel R. Anderson(1/)                                                     1,782,440 (5/)             10.5
Dimensional Fund Advisors, Inc.(6/)                                      1,251,857                   7.4
Aegis Financial Corp.(7/)                                                1,159,342                   6.9
Richard Rubin (8/)                                                       1,053,268                   6.2
Terry C. Anderson                                                          465,272 (9/)              2.8
Harold M. Anderson(10/)                                                    448,480                   2.7
Charles C. Anderson, Jr.(11/)                                              341,605                   2.0
Sandra B. Cochran                                                          268,028 (12/)             1.6
Terrance G. Finley                                                         184,822 (13/)             1.1
Richard S. Wallington                                                       75,107 (14/)               *
Ronald G. Bruno                                                             67,000 (15/)               *
William H. Rogers, Jr                                                       34,000 (16/)               *
J. Barry Mason                                                              12,000 (17/)               *
Albert C. Johnson                                                            3,333 (18/)               *
All current directors and executive officers as a group (9 persons)      3,084,089 (19/)            18.8%

(1) The business address of Mr. Charles C. Anderson and Mr. Joel R. Anderson is 202 North Court Street, Florence, Alabama 35630. Mr. Charles C. Anderson served on the Company's Board of Directors until June 3, 2004. Mr. Joel R. Anderson does not serve as an officer or director of the Company.

(2) Includes 83,000 shares held by a charitable foundation of which Mr. Charles C. Anderson is the Chairman of the Board of Directors.

(3) Mr. Clyde B. Anderson's business address is 402 Industrial Lane, Birmingham, Alabama 35211.

(4) Includes 83,000 shares and 50,000 shares held by charitable foundations of which Mr. Clyde B. Anderson is a member of the Board of Directors and the Executive Chairman of the Board of Directors, respectively. This number also includes 88,668 shares subject to options exercisable on or before April 30, 2006 and 17,779 shares of restricted stock.

(5)   Includes 83,000 shares held by a charitable foundation of which Mr. Joel
      R. Anderson is the Chairman of the Board of Directors.

(6) Dimensional Fund Advisors, Inc. is an investment advisor with its business address at 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(7) Aegis Financial Corporation is an investment advisor with its business address at 1100 North Glebe Road Suite 1040, Arlington, Virginia 22201.

(8) Richard Rubin and Hawkeye Capital Management's business address is 800 Third Avenue, 10th Floor, New York, New York 10022.

(9) Includes 12,000 shares subject to options exercisable on or before April 30, 2006.

(10) The business address of Mr. Harold M. Anderson is 3101 Clairmont Road Suite C, Atlanta, GA 30329

(11) The business address of Mr. Charles C. Anderson, Jr. is 6016 Brookvale Lane, Ste. 151, Knoxville, TN 37919

(12) Includes 202,833 shares subject to options exercisable on or before April 30, 2006 and 42,543 shares of restricted stock.

(13) Includes 140,667 shares subject to options exercisable on or before April 30, 2006 and 39,043 shares of restricted stock.

(14) Includes 51,667 shares subject to options exercisable on or before April 30, 2006 and 14,279 shares of restricted stock.

(15) Includes 30,000 shares subject to options exercisable on or before April 30, 2006.

(16)  Represents options exercisable on or before April 30, 2006.

(17)  Represents options exercisable on or before April 30, 2006.

(18)  Represents shares of restricted stock.

(19) Includes 571,835 shares subject to options exercisable on or before April 30, 2006 and 116,977 shares of restricted stock.

      Compliance with Section 16(a) of the Securities Exchange Act of 1934.
Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own beneficially more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership of such stock with the Securities and Exchange Commission (the "SEC") and the NASDAQ Stock Market, Inc. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all such forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, its directors, executive officers and greater than 10% stockholders complied during fiscal 2006 with all applicable Section 16(a) filing requirements.

                             EXECUTIVE COMPENSATION

      Pursuant to SEC rules for Proxy Statement disclosure of executive compensation, the Compensation Committee of the Board of Directors of the Company has prepared the following Report on Executive Compensation. The Committee intends that this report clearly describe the current executive compensation program of the Company, including the underlying philosophy of the program and the specific performance criteria on which executive compensation is based. This report also discusses in detail the compensation paid to Ms. Sandra
B. Cochran, the Company's Chief Executive Officer, during fiscal 2006.

REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee, which consists of Messrs. William H. Rogers, Jr. (who served as Chairman throughout fiscal 2006), J. Barry Mason and Ronald
G. Bruno, was responsible for establishing salaries, bonuses and other compensation for the Company's executive officers for fiscal 2006, as well as for administering the Company's 2005 Incentive Award Plan, Stock Option Plan, Employee Stock Purchase Plan and Executive Incentive Plan. Each member of the Compensation Committee is a non-employee director. Clyde B. Anderson, in his position as Executive Chairman of the Board, provided input to the Compensation Committee as to the compensation for the Company's other officers.

      During fiscal 2006, the shareholders approved an incentive award plan designed to continue attracting, motivating, and retaining the best talent in the industry, and which will continue to focus and align senior management with the creation of long-term shareholder value. A combination of performance-based and service-based restricted stock was introduced into the annual equity compensation program to maintain alignment with shareholder interests as well as link performance directly to the measures that most drive shareholder value. The Committee continues to monitor the compensation programs with the assistance of input from outside advisors in order to ensure compliance with the changing landscape of executive pay.

      Compensation Policy. The Company's executive compensation policy is designed to provide levels of compensation that integrate compensation with the Company's annual and long-term performance goals and reward above-average corporate performance, thereby allowing the Company to attract and retain qualified executives. Specifically, the Company's executive compensation policy is intended to:

      - Provide compensation levels that are consistent with the Company's business plan, financial objectives and operating performance;

      - Reward performance that facilitates the achievement of the Company's business plan;

      -     Motivate executives to achieve strategic operating objectives; and

      - Align the interests of executives with those of stockholders and the long-term interest of the Company by providing long-term incentive compensation in the form of stock options and shares of restricted stock.

      In light of the Company's compensation policy, the components of its executive compensation program for fiscal 2006 were base salaries, cash bonuses and restricted stock bonuses.

      Base Salary. Each executive officer's base salary (including the Chief Executive Officer's base salary) is based upon a number of factors, including the responsibilities borne by the executive officer, his or her performance and his or her length of service to the Company. Each executive officer's base salary is reviewed annually and generally adjusted to account for inflation, the Company's financial performance, any change in the executive officer's responsibilities and the executive officer's overall performance. Factors considered in evaluating performance include financial results such as increases in sales, net income before taxes and earnings per share, as well as non-financial measures such as improvements in service and relationships with customers, suppliers and employees, employee safety and leadership and management development. These non-financial measures are subjective in nature. No particular weight is given by the Compensation Committee to any particular factor.

      Cash Bonuses. Each executive officer, including the Chief Executive Officer, is eligible to receive an annual cash bonus of up to 100% of his or her base salary at the time of the award, including cash awards provided under the Executive Incentive Plan. Cash bonuses generally are paid pursuant to a bonus program established at the beginning of a fiscal year in connection with the preparation of the Company's annual operating budget for such year. Under this bonus program, an executive officer (including the Chief Executive Officer) is eligible to receive a bonus upon the Company achieving certain pre-tax income goals and the executive officer accomplishing certain individual performance goals related to his or her job functions.

      Stock Options. In September 1992, the Company adopted a Stock Option Plan under which executive officers, including the Chief Executive Officer, are eligible to receive stock options. In fiscal 2006, the company discontinued the issuance of any additional options under this plan. No options were granted to any officer during fiscal 2006. Under the Stock Option Plan, all stock options granted have had exercise prices no less than the fair market value (generally, the closing sale price of a share) of the Company's Common Stock on the date of grant. Prior to January 9, 2001, all options granted to employees became exercisable in equal annual increments over the five-year period beginning on the date of the grant and expired on the sixth anniversary of the date of grant. On January 9, 2001, the Compensation Committee approved an amendment to the Stock Option Plan that allows all options granted after that date to vest in equal annual increments over the three-year period beginning on the date of the grant and expired on the tenth anniversary of the date of the grant. The Compensation Committee believes that these features serve to align the interests of executives with those of stockholders and the long-term interests of the Company.

      Executive Incentive Plan. During fiscal 1995, the Company adopted the Books-A-Million, Inc. Executive Incentive Plan. The Incentive Plan provides for awards to certain executive officers of cash, shares of restricted stock or both, based on the achievement of specific pre-established performance goals during a three consecutive fiscal year performance period. During Fiscal 2006, awards were made under this plan to Mr. Clyde B. Anderson, Executive Chairman of the Board, Ms. Sandra B. Cochran, President and Chief Executive Officer, Mr. Terrance G. Finley, Executive Vice President, and Mr. Richard S. Wallington, Chief Financial Officer. The awards were made in restricted stock according to the provisions of the plan. Effective in fiscal 2007, no future awards will be made under the Executive Incentive Plan.

      2005 Incentive Award Plan. During fiscal 2006, the Board of Directors (the "Board") adopted, the Books-A-Million 2005 Incentive Award Plan (the "Plan") for members of the Board, employees and consultants of the Company and its subsidiaries. The Plan became effective in June 2005 when the Plan was approved by the affirmative vote of the holders of the majority of our Common Stock present, or represented, and entitled to vote thereon at the Annual Meeting of Stockholders. The plan maintains a total share reserve of 300,000 and as of January 28, 2006 there was a total of 258,867 shares still available to be granted under the plan.

      The Board believes that the Plan will promote the success and enhance the value of the Company by continuing to link the personal interest of participants to those of Company stockholders and by providing participants with an incentive for outstanding performance.

      The Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, and/or performance-based awards to eligible individuals. During Fiscal 2006, awards were made under this plan Mr. Clyde B. Anderson, Executive Chairman of the Board, Ms. Sandra B. Cochran, President and Chief Executive Officer, Mr. Terrance G. Finley, Executive Vice President, and Mr. Richard S. Wallington, Chief Financial Officer. The awards were made in restricted stock according to the provisions of the plan. See the Summary Compensation Table on page 14 for more information on awards to named executive officers.

      Executives' Deferred Compensation Plan. During fiscal 2006, the Board adopted the Books-A-Million, Inc. Executives' Deferred Compensation Plan (the "Executives' Deferred Compensation Plan"). The Executives' Deferred Compensation Plan provides a select group of management or highly compensated employees of Company and certain of its subsidiaries (the "Participants") with the opportunity to defer the receipt of certain cash compensation. Under the Executives' Deferred Compensation Plan each Participant may elect to defer a portion of his or her cash compensation that may otherwise be payable in a calendar year. A Participant's compensation deferrals are credited to the Participant's bookkeeping account (the "Account") maintained under the Executives' Deferred Compensation Plan. Each Participant's Account is credited with a deemed rate of interest and/or earnings or losses depending upon the investment performance of the deemed investment option selected by the participant.

      With certain exceptions, a Participant's Account will be paid after the earlier of: (1) a fixed payment date, as elected by the Participant (if any); or
(2) the Participant's separation from service with Company or its subsidiaries. Participants may generally elect that payments be made either in a single sum or in installments in the year specified by the Participant or upon their separation from service with the Company. Additionally, a Participant may elect to receive payment upon a Change of Control, as defined in, and to the extent permitted by, Section 409A of the Internal Revenue Code of 1986, as amended.

      Compensation of Chief Executive Officer. During fiscal 2006, the Company's Chief Executive Officer, Ms. Sandra B. Cochran, earned compensation comprised of each of the base salary, cash bonus, Executive Incentive Plan and 2005 Incentive Award Plan components of the Company's executive compensation program described above. The Compensation Committee established her compensation after reviewing the compensation packages of other chief executive officers of publicly-traded retailers (as reported in such companies' proxy statements). The Compensation Committee considered the size, location, revenues, earnings and capital structure of the retailers whose chief executive officers' compensation packages were reviewed, and attempted to provide Ms. Cochran with comparable compensation based upon the Committee's subjective comparison of the size, location, revenues, earnings and capital structure of the Company.

      Limitations on Deductibility of Compensation. Under the 1993 Omnibus Budget Reconciliation Act, a portion of annual compensation payable after 1993 to any of the Company's five highest paid executive officers would not be deductible by the Company for federal income tax purposes to the extent such officer's overall compensation exceeds $1,000,000. Qualifying performance-based incentive compensation, however, would be both deductible and excluded for purposes of calculating the $1,000,000 limit. Although the Compensation Committee does not presently intend to award compensation in excess of the $1,000,000 limit, it will continue to address this issue when formulating compensation arrangements for the Company's executive officers.

                      Mr. William H. Rogers, Jr. (Chairman)
                      Dr. J. Barry Mason
                      Mr. Ronald G. Bruno

      The Report on Executive Compensation of the Compensation Committee of the Board of Directors shall not be deemed to be incorporated by reference as a result of any general incorporation by reference of this Proxy Statement or any part hereof in the Company's Annual Report to Stockholders or its Annual Report on Form 10-K.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Interlocks. As indicated above, the Compensation Committee of the Board of Directors consists of Messrs., William H. Rogers, Jr., J. Barry Mason and Ronald
G. Bruno. None of these directors had interlock relationships.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      During fiscal 2006, Charles C. Anderson, Clyde B. Anderson, Terry C. Anderson and Sandra B. Cochran served as executive officers or directors of a total of seven companies owned or controlled by the Anderson family (the "Other Companies"). None of the Other Companies have securities registered under, or otherwise are required to file periodic reports under, the Exchange Act, and if the Other Companies were to have securities registered under, or otherwise were required to file periodic reports under, the Exchange Act, none of the relationships of Charles C. Anderson, Clyde B. Anderson, Terry C. Anderson and Sandra B. Cochran with the Company and the Other Companies would constitute "interlocks," as defined by Item 402(j) of Regulation S-K. Even so, the Company notes that during fiscal 2006, (i) Clyde B. Anderson served as an officer and a member of the Board of Directors of the Company and as a member of the boards of directors and/or compensation committees of certain of the Other Companies, (ii) Charles C.

Anderson is a major shareholder of the company and he served as an executive officer or member of the boards of directors and/or compensation committees of certain of the Other Companies, (iii) Terry C. Anderson served as a member of the Board of Directors of the Company and as an executive officer of certain of the Other Companies and (iv) Sandra B. Cochran served as an officer of the Company and as a member of the Board of Directors of certain of the Other Companies.

      During fiscal 2006, the Company entered into certain transactions in the ordinary course of business with certain entities affiliated with Messrs. Charles C. Anderson, Terry C. Anderson and Clyde B. Anderson. The Board of Directors of the Company believes that all such transactions were on terms no less favorable to the Company than terms available from unrelated parties for comparable transactions. Significant activities with these entities are discussed in the following paragraphs.

      The Company purchases a substantial portion of its magazines as well as certain of its seasonal music and newspapers from Anderson Media Corporation ("Anderson Media"), virtually all of the outstanding stock of which is owned by members of the Anderson family. During fiscal 2006, purchases of these items from Anderson Media totaled $30,745,862. The Company also purchases certain of its collectibles, gifts and books from Anderson Press, Inc. ("Anderson Press"), which is wholly owned by members of the Anderson family. During fiscal 2006, such purchases from Anderson Press totaled $1,271,736. The Company purchases gifts and cards from C.R. Gibson, of which the Anderson family controls virtually all of the outstanding stock. Such purchases from C.R. Gibson totaled $223,018 during fiscal 2006. Certain magazine subscriptions purchases from Magazines.com, which is partially owned by Anderson Media, were $70,779 for fiscal 2006. The Company purchases promotional material from Publication Marketing Corporation, which is majority owned by members of the Anderson family. During fiscal 2006, those purchases totaled $71,105. The Company utilizes Anco Far East Importers, LTD ("Anco Far East"), a company which is wholly owned by members of the Anderson family, to assist in purchasing and importing certain gift items. The total cash paid to Anco Far East for fiscal 2006 was $2,113,436, which primarily consisted of the actual cost of the product, but also included fees for sourcing and consolidation services. All of the costs other than the sourcing and consolidation services fees, which totaled $147,941, were passed through from other vendors. The Company purchases certain store fixtures from K & A Crylics, which is partially owned by Mr. Clyde B. Anderson and Ms. Sandra B. Cochran. During fiscal 2006, these purchases totaled $63,941. Prior to fiscal 2006, K & A Crylics was not a related party.

      The Company also sold books to Anderson Media in fiscal 2006 totaling $1,017,410. In fiscal 2006, the Company provided internet-related services to American Promotional Events in the amount of $77,016.

      The Company leases its principal executive offices from a trust, which was established for the benefit of the grandchildren of Mr. Charles C. Anderson. The initial lease expired on January 31, 2006 and a short-term extension was signed through June 30, 2006. During fiscal 2006, the Company paid rent of $137,189 to the trust under this lease. Anderson & Anderson, LLC ("A&A"), which is wholly owned by members of the Anderson family, also leases three buildings to the Company. During fiscal 2006, the Company paid A&A a total of $444,908 in connection with such leases.

      The Company subleases certain property to Hibbett Sporting Goods, Inc. ("Hibbett"), a sporting goods retailer in the Southeastern United States. The Company's Executive Chairman, Clyde B. Anderson, serves as a director for Hibbett. During fiscal 2006, the Company received $190,800 in rent payments from Hibbett.

      The Company shares ownership of a plane used by Books-A-Million in the operation of its business with an affiliated company. The Company rents the plane to affiliated companies at rates that cover all the variable costs and a portion of the fixed costs of operating the plane. The total amount received from affiliated companies for use of the plane in fiscal 2006 was $145,769. In addition, the Company paid amounts to A&A for the use of their plane in the amount of $70,130.

EXECUTIVE OFFICER COMPENSATION

      This section of the Proxy Statement discloses the compensation awarded, paid to or earned by, the Company's Chief Executive Officer and its three most highly compensated officers other than the Chief Executive Officer during fiscal 2006. Such executive officers are hereinafter referred to as the Company's "Named Executive Officers."

TABLE I - SUMMARY COMPENSATION TABLE

      The following table presents the total compensation of the Company's Named Executive Officers during each of the fiscal years set forth below.

                      TABLE I - SUMMARY COMPENSATION TABLE

                                                 Annual Compensation                 Long-Term Compensation
                                            ------------------------------  ------------------------------------------
                                                                            Restricted     Number of
                                                              Other Annual    Stock       Securities       All Other
                                    Fiscal  Salary    Bonus   Compensation    Awards       Underlying     Compensation
              Name                   Year      $        $        $ (1/)       $ (2/)    Options (#) (3/)       ($)
----------------------------------  ------  -------  -------  ------------  ----------  ----------------  ------------
Sandra B. Cochran                    2006   420,000  385,000     6,069       104,498              0        7,585(4/)
   President, Chief Executive        2005   400,000  380,000     4,725       116,990              0        3,218(5/)
   Officer and Secretary             2004   360,000  360,000         0       111,995         50,000        3,384(6/)

Clyde B. Anderson                    2006   325,000  253,854    86,855        84,398              0        7,253(4/)
   Executive Chairman of the Board   2005   325,000  232,188    76,669        86,993              0        6,273(5/)
                                     2004   410,000  410,000    15,095             0         40,000        8,683(6/)

Terrance G. Finley                   2006   271,000  209,429         0        69,323              0        7,534(4/)
   President of Books-A-Million,     2005   260,000  221,000         0       116,990              0        7,139(5/)
   Inc. Merchandising Group          2004   250,000  212,500         0       111,995         25,000        8,650(6/)

Richard S. Wallington                2006   187,000  126,854         0        49,223              0        5,022(4/)
   Chief Financial Officer           2005   180,000  116,250         0        86,993              0        4,866(5/)
                                     2004   175,000  131,250         0             0         10,000        3,449(6/)

(1) Other Annual Compensation includes transportation related benefits, which consist of personal use of Company aircraft and car allowances. The benefits for personal use of Company aircraft for Clyde B. Anderson were $80,355, $70,169 and $15,095 for fiscal 2006, fiscal 2005 and fiscal 2004, respectively. In addition, Clyde B. Anderson received a car allowance of $6,500 for both fiscal 2006 and fiscal 2005. Sandra B. Cochran received benefits for personal use of Company aircraft of $6,069 and $4,725 for fiscal 2006 and fiscal 2005, respectively. The calculation of the benefits for personal use of Company aircraft is based on the estimated aggregate incremental cost to the Company at the time of the benefits.

(2) In fiscal 1995, the Company's Board of Directors adopted the Books-A-Million, Inc. Executive Incentive Plan and authorized Sandra B. Cochran and Terrance G. Finley to participate in such plan. Richard S. Wallington and Clyde B. Anderson were authorized to participate in fiscal 2002. Restricted stock awards of 17,310 shares were issued to both Ms. Cochran and Mr. Finley on January 30, 2004, the last trading day of the fiscal year for awards earned for the three-year performance period ended January 31, 2004. The per share value on that day was $6.47. The shares are subject to a three-year vesting schedule and are contingent upon Ms. Cochran's and Mr. Finley's continued employment through the end of the vesting period.

      After final fiscal 2004 earnings were calculated and the audit was finalized in March 2004, additional awards of $29,997 were granted in restricted stock to each of Ms. Cochran and Mr. Finley for additional amounts earned for the three-year performance period ended January 31, 2004. These awards of 5,454 shares each were granted and issued on March 15, 2004. The per share value on that day was $5.50. The shares are subject to a three-year vesting schedule and are contingent upon Ms. Cochran's and Mr. Finley's continued employment through the end of the vesting period.

      Restricted stock awards of 9,344 shares were issued to each of Sandra B. Cochran, Clyde B. Anderson, Terrance G. Finley and Richard S. Wallington on January 28, 2005, the last trading day of the fiscal year for awards earned for the three-year performance period ended January 29, 2005. The per share value on that day was $9.31. The shares are subject to a three-year vesting schedule and are contingent upon continued employment through the end of the vesting period.

      After final fiscal 2005 earnings were calculated and the audit was finalized in March 2005, additional awards of $3,998 were granted in restricted stock to each of Sandra B. Cochran, Clyde B. Anderson, Terrance
      G. Finley and Richard S. Wallington for additional amounts earned for the three-year performance period ended January 29, 2005. These awards of 435 shares each were granted and issued on March 15, 2005. The per share value on that day was $9.19. The shares are subject to a three-year vesting schedule and are contingent upon Ms. Cochran's, Mr. Anderson's, Mr. Finley's and Mr. Wallington's continued employment through the end of the vesting period.

      In fiscal 2006 the Company's Board of Directors adopted the Books-A-Million, Inc. 2005 Incentive Award Plan and authorized Sandra B. Cochran, Clyde B. Anderson, Terrance G. Finley and Richard S. Wallington to participate in such plan. Restricted stock awards were granted for 10,000, 8,000, 6,500 and 4,500 shares, respectively. The shares were issued on June 28, 2005 and the per share value on that day was $10.05. The shares are subject to a five year, cliff vest schedule and are contingent upon employment through the end of the vesting period.

(3) Options granted become exercisable in equal increments on the first, second and third anniversaries of the date of grant and expire ten years from the date of grant (or earlier if the optionee dies or ceases to be employed full-time by the Company).

(4) For fiscal 2006, the amounts shown include (i) matching contributions by the Company to the Company's 401(k) savings plan of $6,150, $6,150, $6,150 and $4,443 on behalf of Sandra B. Cochran, Clyde B. Anderson, Terrance G. Finley and Richard S. Wallington, respectively and (ii) life insurance premiums of $1,435, $1,103, $1,384 and $579 on behalf of each of Sandra B. Cochran, Clyde B. Anderson, Terrance G. Finley and Richard S. Wallington, respectively.

(5) For fiscal 2005, the amounts shown include (i) matching contributions by the Company to the Company's 401(k) savings plan of $1,848, $5,539, $5,810 and $4,309 on behalf of Sandra B. Cochran, Clyde B. Anderson, Terrance G. Finley and Richard S. Wallington, respectively and (ii) life insurance premiums of $1,370, $734, $1,329 and $557 on behalf of each of Sandra B. Cochran, Clyde B. Anderson, Terrance G. Finley and Richard S. Wallington, respectively.

(6) For fiscal 2004, the amounts shown include (i) matching contributions by the Company to the Company's 401(k) savings plan of $7,559, $2,403, $7,985 and $3,018 on behalf of Clyde B. Anderson, Sandra B. Cochran, Terrance G. Finley and Richard S. Wallington, respectively and (ii) life insurance premiums of $1,124, $981, $665 and $431 on behalf of each of Clyde B. Anderson, Sandra B. Cochran, Terrance G. Finley and Richard S. Wallington, respectively.

STOCK OPTION INFORMATION

      The Company previously maintained the Books-A-Million, Inc. Stock Option Plan (the "Stock Option Plan"). In fiscal 2006, the company discontinued the issuance of any additional options under the Stock Option Plan. No options were granted to any officer during fiscal 2006. A total of 3,800,000 shares of Common Stock were authorized to be made available for issuance under the Stock Option Plan. Options granted under the Stock Option Plan were either incentive stock options or nonqualified options. The Stock Option Plan contained certain limitations with respect to incentive stock options that were intended to satisfy applicable Internal Revenue Code requirements. Under the Stock Option Plan, the Company was authorized to issue options to certain officers, employees, consultants and directors of the Company and its subsidiaries.

      The Company previously maintained separate stock option plans for four of its subsidiaries: American Internet Services, Inc., Booksamillion.com, Inc., NetCentral, Inc. and FaithPoint, Inc. In fiscal 2006, the company terminated these plans with the adoption of the 2005 Incentive Award Plan. A total of 10,000 shares of Common Stock were authorized to be made available for issuance under each of the subsidiary plans, but no shares were ever issued under any of these plans.

   TABLE II - OPTION EXERCISES IN FISCAL 2006 AND FISCAL 2006 YEAR-END OPTION
                                     VALUES

      The following table shows the number of shares of Common Stock subject to exercisable and unexercisable stock options held by each of the Named Executive Officers as of January 28, 2006. The table also reflects the values of such options based on the positive spread between the exercise price of such options and $11.33, which was the closing sale price of a share of Common Stock reported in the NASDAQ National Market on January 27, 2006 (the last trading day prior to the end of the Company's fiscal year).

                  TABLE II - FISCAL 2006 YEAR-END OPTION VALUES

                                                      NUMBER OF SHARES SUBJECT TO     VALUE OF UNEXERCISED
                                                        UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS
                       SHARES ACQUIRED     VALUE           JANUARY 28, 2006           AT JANUARY 28, 2006
       NAME              ON EXERCISE    REALIZED (1)  EXERCISABLE / UNEXERCISABLE  EXERCISABLE / UNEXERCISABLE
---------------------  ---------------  ------------  ---------------------------  ---------------------------
Sandra B. Cochran          170,500       $  232,835        202,833 / 16,667           $ 1,704,765 / $81,000
Clyde B. Anderson           75,000       $   80,250         88,668 / 13,333           $   671,408 / $64,798
Terrance G. Finley          50,000       $  116,018         140,667 / 8,333           $ 1,201,361 / $40,500
Richard S. Wallington       20,000       $   36,200          51,667 / 3,333           $   435,795 / $16,200

(1) The value realized is based upon the difference between the market price of the shares purchased on the exercise date and the exercise price times the number of shares covered by the exercised option.

EQUITY COMPENSATION PLAN INFORMATION

      The following table provides information as of January 28, 2006 with respect to the Company's common stock that may be issued under the Company's equity compensation plans.

                                               A                      B                       C
                                    -----------------------  --------------------  -----------------------
                                                                                     NUMBER OF SECURITIES
                                                                                   REMAINING AVAILABLE FOR
                                     NUMBER OF SECURITIES                          FUTURE ISSUANCE UNDER
                                      TO BE ISSUED UPON       WEIGHTED AVERAGE             EQUITY
                                    EXERCISE OF OUTSTANDING   EXERCISE PRICE OF       COMPENSATION PLANS
                                     OPTIONS, WARRANTS AND   OUTSTANDING OPTIONS,   (EXCLUDING SECURITIES
            PLAN CATEGORY                  RIGHTS            WARRANTS AND RIGHTS    REFLECTED IN COLUMN A)
----------------------------------  -----------------------  --------------------  -----------------------
Equity Compensation Plans Approved
by Shareholders                             813,736 (1)              $3.77                  415,321 (2)

Equity Compensation Plans Not
Approved by Shareholders                          -                      -                        -
                                            -------                  -----                  -------

Total                                       813,736                  $3.77                  415,321
                                            =======                  =====                  =======

(1)   Includes 813,736 shares in the Stock Option Plan.

(2) Includes 141,098 shares in the Employee Stock Purchase Plan, 15,356 in the Executive Incentive Plan and 258,867 in the Incentive Award Plan.

PERFORMANCE GRAPH

      The following indexed line graph indicates the Company's total return to stockholders from February 2, 2001 to January 27, 2006, the last trading day prior to the Company's 2006 fiscal year end, as compared to the total return for the NASDAQ Composite Index and the NASDAQ Retail Trade Stock Index for the same period.

                              [PERFORMANCE GRAPH]

                            FEB. 2,  FEB. 1,  JAN. 31,  JAN. 30,  JAN. 28,  JAN. 27,
                             2001     2002     2003       2004      2005      2006
                            -------  -------  --------  --------  --------  --------
Books-A-Million, Inc.        $100     $143     $111       $304      $438      $533
NASDAQ Composite Index       $100     $ 69     $ 48       $ 75      $ 74      $ 85
NASDAQ Retail Trade Stocks   $100     $115     $ 94       $138      $165      $179

                                  OTHER MATTERS

      The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the Shares represented thereby in accordance with their best judgment.

                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      The Audit Committee of the Board of Directors selected Grant Thornton LLP to serve as the Company's independent registered public accounting firm for the 2006 fiscal year. Deloitte & Touche LLP served as the Company's independent registered public accounting firm for fiscal years 2003, 2004 and 2005. Representatives of Grant Thornton LLP are expected to be present at the annual meeting. They will be provided an opportunity to make a statement if they desire to do so and they will be available to respond to appropriate questions.

                             SOLICITATION OF PROXIES

      The cost of the solicitation of proxies on behalf of the Company will be borne by the Company. In addition, directors, officers and other employees of the Company may, without additional compensation except reimbursement for actual expenses, solicit proxies by mail, in person or by telecommunication. The Company will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in sending the Company's proxy materials to, and obtaining instructions relating to such materials from, beneficial owners.

                 STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

      Any proposal that a stockholder may desire to have included in the Company's proxy material for presentation at the 2007 annual meeting pursuant to Rule 14a-8 under the Exchange Act must be received by the Company at its executive offices at 402 Industrial Lane, Birmingham, Alabama 35211, Attention:
Ms. Sandra B. Cochran, on or prior to December 26, 2006. Any such proposal received after March 15, 2007 will be considered untimely for purposes of the 2007 annual meeting, and proxies delivered for the 2007 annual meeting will confer discretionary authority to vote on any such matters.

                                  ANNUAL REPORT

      The Company's Annual Report to Stockholders for fiscal 2006 (which is not part of the Company's proxy soliciting material) is being mailed to the Company's stockholders with this proxy statement.

                                                                  April 27, 2006
                                                             Birmingham, Alabama

                                   APPENDIX A

                             AUDIT COMMITTEE CHARTER

This Audit Committee Charter was adopted by the Board of Directors (the "Board") of Books-A-Million, Inc. (the "Company") and last updated on March 15, 2006.

PURPOSE

The Audit Committee (the "Committee") is a committee of the Board of Directors. The purpose of the Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company, including, without limitation, reviewing:

      -     the financial information provided to the shareholders and others.

      - the systems of internal controls, which Management and the Board of Directors have established.

      -     the independent auditor's qualifications and processes.

      -     the Director of Internal Audit's qualifications and activities.

In doing so, it is the responsibility of the Committee to provide an open avenue of communication between the Board of Directors, Management, internal audit and the independent accountants.

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company's bylaws.

ORGANIZATION

      - The Committee shall be appointed by the Board of Directors, upon recommendation of the Nominating Committee of the Board, and may be removed by the Board, with or without cause.

      -     The Committee shall consist of at least three members.

      - Each of the members of the Committee shall be independent. The independence of a director is defined by the requirements of the NASDAQ Stock Market, Inc. and the Securities and Exchange Commission ("SEC").

      - Each member of the Committee must be able to read and understand financial statements, including the Company's balance sheet, income statement, cash flow statement, and statement of changes in shareholder's equity.

      - At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. In addition, at least one member of the Committee shall be an "audit committee financial expert" as defined by the SEC (however, the lack of any such member shall not invalidate or otherwise affect the actions taken by the Committee).

      - The Board shall appoint one of the members of the Committee as Chairperson. The committee shall have the authority to establish its own rules and procedures for notice and conduct so long as they are not inconsistent with any provisions of the Company's bylaws. It is the responsibility of the Chairperson to schedule all meetings of the Committee and to provide the Committee with the written agenda.

In meeting its responsibilities, the Committee shall:

GENERAL

      - Have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall have unrestricted access to members of Management and relevant information.

      - Have the power to retain independent counsel, experts and advisors the Committee believes necessary or appropriate. The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, for payment of compensation to any person employed or retained by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

      - Meet four times per year or more frequently as circumstances require.

      - Report Committee actions to the Board of Directors with recommendations, as the Committee may deem appropriate.

      - Review and update the Committee's formal charter annually as well as file the charter with the annual proxy statement as required.

      - Meet from time to time as necessary (but, in any event, at least annually) with the independent accountants, internal audit and management in separate sessions to discuss any matters that the Committee believes should be discussed privately with the Committee.

      - The Chair of the Audit Committee will meet independently with Internal Audit on a quarterly basis to discuss current audit activities, management remediation of audit findings, and all other relevant issues.

      -     Provide the Company with the report of the Committee required by
            Item 306 of Regulation S-K for inclusion in each of the Company's annual proxy statements.

      - Recommend to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K.

      - All Audit Committee members will review the Audit Committee Charter annually and sign a statement of acknowledgement indicating they understand and agree with the responsibilities stated in the Charter.

      -     All Audit Committee members will complete an annual self-evaluation.

INTERNAL CONTROLS AND RISK ASSESSMENT

      - Review and evaluate the effectiveness of the Company's annual risk assessment process, including fraud assessment and prevention, and the impact on the Company's internal control over financial reporting.

      - Review and approve management's assessment plan for evaluating internal control over financial reporting.

      - Approve third-parties retained to document and test internal control over financial reporting.

      - Evaluate qualifications of individuals overseeing management's process of evaluating internal control over financial reporting.

      - Consider and review with Management, internal audit and the independent accountants:

            - The effectiveness of or weaknesses in the Company's internal control over financial reporting.

            - Any analysis prepared by Management, Internal Audit, or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the Company's financial statements, together with Management's responses including the timetable for implementation of recommendations to correct weaknesses in the internal control over financial reporting.

            - Major issues regarding accounting principles and financial statement presentations.

            - The effect of regulatory accounting initiatives, as well as off-balance sheet structures.

      - Instruct the independent accountants to communicate directly to the Committee any serious difficulties or disputes with Management. The independent accountant is ultimately responsible to the Board of Directors and Audit Committee of the Company.

INTERNAL AUDIT FUNCTION

      - Approve the appointment and replacement of the internal auditor. The Director of Internal Audit reports directly to the Audit Committee.

      - Empower the Director of Internal Audit to perform duties without restriction.

      - Review and approve all changes to the Internal Audit Charter and the Internal Audit Policies and Procedures.

      - Evaluate the internal process for establishing the annual internal audit plan and the focus on risk.

      - Evaluate each year the scope of the audit and the role of internal audit.

      -     Conduct an annual evaluation of the Internal Audit function

      -     Consider and review with Management:

            - Significant findings and Management's response including the timetable for implementation to correct weaknesses.

            - Any difficulties encountered in the course of their audit such as restrictions on the scope of their work or access to information.

            -     Any changes required in the planned scope of their audit plan.

            -     The internal audit budget.

      - Establish procedures for the receipt, retention, evaluation, and treatment of complaints received by the Company regarding accounting, internal auditing, internal controls over financial reporting or auditing matters and procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

FINANCIAL REPORTING

      - Advise the Board and management, based upon its review and evaluation, whether anything has come to the Committee's attention that causes it to believe that the audited financial statements included or proposed to be included in the Company's Form 10-K contain an untrue statement of a material fact or omit to state a material fact.

      - Review with Management and the independent accountants at the completion of the annual examination:

            - The Company's annual financial statements and related footnotes.

            - The independent accountant's audit of the financial statements and their report.

            - Any significant changes required in the independent accountant's audit plan.

            - Any difficulties or disputes with Management encountered during the audit.

            -     The quality of the Company's accounting principles.

            - Other matters related to conduct, which should be communicated to the Committee under generally accepted auditing standards.

      - Discuss with independent auditors its report regarding all critical accounting policies and practices, all alternative treatments within GAAP (including the ramifications of such use and the independent auditor's preferred treatment) and all material written communications between the independent auditors and Management.

      - The Chair of the Audit Committee and the Board Financial Expert will review with Management interim financial statements on a quarterly basis, including the Company's quarterly Form 10-Q filings. The Board Financial Expert will report his opinion regarding the financial statements to the entire Board of Directors.

EXTERNAL AUDITOR

      - Direct the appointment, compensation, retention and oversight of the work of the independent auditor for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The independent auditor shall report directly to the Committee.

      -     Conduct an annual evaluation of the independent auditors.

      - Review the scope and approach of the annual audit with the independent accountants.

      - Assess the external auditor's process for identifying and responding to key audit and internal control risks.

      - Pre-approve all audit and non-audit services performed by the independent auditors.

      - Establish pre-approval policies and procedures regarding the Company's engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the policies and procedures provide that the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee's responsibilities under the Exchange Act to the Company's management.

      - Receive, at least annually, a written statement from the Company's independent auditors setting forth all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard No. 1, discuss with the independent auditors such relationships and its independence and take such actions to satisfy itself of the independent auditors' independence.

      - Discuss with the independent auditors the matters required by Statement on Accounting Standards No. 61.

      - Confirm with the independent auditors its compliance with the partner rotation requirements established by the SEC.

COMPLIANCE WITH CODES OF ETHICAL CONDUCT

      - Review and evaluate, the Company's code of conduct and its impact on internal control over financial reporting.

RELATED PARTY TRANSACTIONS

      - Review and approve related party transactions that are required to be disclosed on Form 10-K, pursuant Regulation S-K.

While the Committee has the responsibilities and the powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants.

                             BOOKS-A-MILLION, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                             THURSDAY, JUNE 8, 2006
                                 10:00 A.M. CDT

                               THE HARBERT CENTER
                            2019 FOURTH AVENUE NORTH
                           BIRMINGHAM, ALABAMA 35203

BOOKS-A-MILLION, INC.                                                     PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON JUNE 8, 2006.

The undersigned stockholder(s) of Books-A-Million, Inc., a Delaware corporation (the "Company"), hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 27, 2006, and hereby appoints Clyde B. Anderson and Sandra B. Cochran, or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2006 Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. CDT on Thursday, June 8, 2006 at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama, 35203 and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.


This Proxy, when properly executed, will be voted in accordance with the directions given by the undersigned stockholder(s). If no direction is made, it will be voted FOR Proposal 1 and FOR Proposal 2 and as the proxies deem advisable on such other matters which may properly come before the meeting (Proposal 3).




                      See reverse for voting instructions.

                                 Please detach here



           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.


1. To elect the nominees listed below to serve as a director of the Company for a three-year term expiring in 2009:

         01 Clyde B. Anderson      03 Sandra B. Cochran     [ ]  Vote FOR       [ ]  WITHHOLD authority
         02 Ronald G. Bruno                                      the nominee         to vote for the
                                                                 listed              nominee listed

2. To approve the First Amendment to the Company's 2005     [ ]  FOR the First Amendment to the 2005 Incentive Award Plan
   Incentive Award Plan:
                                                            [ ]  AGAINST the First Amendment to the 2005 Incentive Award Plan

                                                            [ ]  ABSTAIN from voting regarding the First Amendment to the
                                                                 2005 Incentive Award Plan

3. In their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment(s) thereof.

Address Change? Mark Box     [ ] Indicate changes below:                        Date ______________________________, 2006


                                                                                ---------------------------------------------------


                                                                                ---------------------------------------------------

                                                                                Signature(s) in Box
                                                                                NOTE: Please sign exactly as name appears hereon. If
                                                                                shares are registered in more than one name, the
                                                                                signature of all such persons are required. A
                                                                                corporation should sign in its full corporate name
                                                                                by a duly authorized officer, stating his or her
                                                                                title. Trustees, guardians, executors and
                                                                                administrators should sign in their official
                                                                                capacity, giving their full title as each. If a
                                                                                partnership, please sign in the partnership name by
                                                                                an authorized person.

